Cover Page                                                                424B3
                                                                      333-104713

The Equitable Life Assurance Society of the United States
SUPPLEMENT DATED FEBRUARY 2, 2004 TO THE SEPTEMBER 15, 2003 PROSPECTUS FOR:
Equitable Accumulator(R)
Equitable Accumulator(R) Elite
Equitable Accumulator(R) Plus
--------------------------------------------------------------------------------

This supplement modifies certain information in the above-referenced Prospectuses, Supplements to Prospectuses and Statements of Additional Information ("SAIs"), dated September 15, 2003 as previously supplemented (together, the "Prospectuses"). Unless otherwise indicated, all other information included in the Prospectuses remains unchanged. The terms and section headings we use in this supplement have the same meaning as in the Prospectuses. You should keep this supplement with your Prospectuses. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service group referenced in your Prospectus.

     Please note the following changes:

1. In "Equitable Accumulator(R)/Accumulator(R) Elite/ Accumulator(R) Plus at a glance -- key features" under "Fees and charges," the following sentence is added to the seventh bullet for Accumulator(R) and Accumulator(R) Elite, and to the eighth bullet for Accumulator(R) Plus, respectively:

     Certain other exemptions may apply.

2. In "Contract features and benefits" under "Our Guaranteed minimum income benefit option," for Accumulator(R)/Accumulator(R) Elite/ Accumulator(R) Plus, the last paragraph is deleted in its entirety and replaced with the following:

     Please see both "Termination of your contract" in "Determining your contract value" and "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus for more information on these guaranteed benefits.

3. In "Contract features and benefits" under "Our Guaranteed minimum death benefit," the third paragraph after the sub-heading "the greater of the 6% Roll up to age 85 and the Annual Ratchet to age 85" for Accumulator(R) and the fourth paragraphs for Accumulator(R) Elite and Accumulator(R) Plus, are deleted in their entirety and are replaced with the following, respectively:

     Please see both "Termination of your contract" in "Determining your contract value" and "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus for more information on these guaranteed benefits.

4. In "Withdrawal charge" under "Charges and expenses," the following paragraph is added after the ninth paragraph for Accumulator(R) and the seventh paragraphs for Accumulator(R) Elite and Accumulator(R) Plus, respectively:

     Certain withdrawals. If you elected the Guaranteed minimum income benefit and/or the Greater of the 6% roll up to age 85 or the annual ratchet to age 85 enhanced death benefit, the withdrawal charge will be waived for any withdrawal that, together with any prior withdrawals made during the contract year, does not exceed 6% of the beginning of contract year rollup portion of the related benefit bases. If any withdrawal during the life of the contract causes a pro-rata reduction in the rollup portion of the related benefit bases, this waiver is not applicable to the withdrawal that causes the pro-rata reduction, nor to any subsequent withdrawal for the life of the contract.





    Copyright 2003. The Equitable Life Assurance Society of the United States
              1290 Avenue of the Americas New York, New York 10104
                                 (212) 554-1234
                       All rights reserved. Accumulator(R)
is a service mark of The Equitable Life Assurance Society of the United States.

'04 Series/New Biz                                                      x00723

The Equitable Life Assurance Society of the United States
SUPPLEMENT DATED FEBRUARY 2, 2004 TO THE SEPTEMBER 15, 2003 PROSPECTUS FOR:
Equitable Accumulator(R)
Equitable Accumulator(R) Elite
Equitable Accumulator(R) Plus
--------------------------------------------------------------------------------

This supplement modifies certain information in the above-referenced Prospectuses, Supplements to Prospectuses and Statements of Additional Information ("SAIs"), dated September 15, 2003 as previously supplemented (together, the "Prospectuses"). Unless otherwise indicated, all other information included in the Prospectuses remains unchanged. The terms and section headings we use in this supplement have the same meaning as in the Prospectuses. You should keep this supplement with your Prospectuses. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service group referenced in your Prospectus.

     Please note the following changes:

1. In "Equitable Accumulator(R)/Accumulator(R) Elite/ Accumulator(R) Plus at a glance -- key features" under "Fees and charges," the following sentence is added to the seventh bullet for Accumulator(R) and Accumulator(R) Elite, and to the eighth bullet for Accumulator(R) Plus, respectively:

     Certain other exemptions may apply.

2. In "Contract features and benefits" under "Our Guaranteed minimum income benefit option," for Accumulator(R)/Accumulator(R) Elite/ Accumulator(R) Plus, the last paragraph is deleted in its entirety and replaced with the following:

     Please see both "Termination of your contract" in "Determining your contract value" and "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus for more information on these guaranteed benefits.

3. In "Contract features and benefits" under "Our Guaranteed minimum death benefit," the third paragraph after the sub-heading "the greater of the 6% Roll up to age 85 and the Annual Ratchet to age 85" for Accumulator(R) and the fourth paragraphs for Accumulator(R) Elite and Accumulator(R) Plus, are deleted in their entirety and are replaced with the following, respectively:

     Please see both "Termination of your contract" in "Determining your contract value" and "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus for more information on these guaranteed benefits.

4. In "Withdrawal charge" under "Charges and expenses," the following paragraph is added after the ninth paragraph for Accumulator(R) and the seventh paragraphs for Accumulator(R) Elite and Accumulator(R) Plus, respectively:

     Certain withdrawals. If you elected the Guaranteed minimum income benefit and/or the Greater of the 6% roll up to age 85 or the annual ratchet to age 85 enhanced death benefit, the withdrawal charge will be waived for any withdrawal that, together with any prior withdrawals made during the contract year, does not exceed 6% of the beginning of contract year rollup portion of the related benefit bases. If you elected the Guaranteed minimum income benefit and/or the greater of the 5% roll up to age 85 or the annual ratchet to age 85 enhanced death benefit, the withdrawal charge will be waived for any withdrawal that, together with any prior withdrawals made during the contract year, does not exceed 5% of the beginning of contract year rollup portion of the related benefit bases. In either case, if any withdrawal during the life of the contract causes a pro-rata reduction in the rollup portion of the related benefit bases, this waiver is not applicable to the withdrawal that causes the pro-rata reduction, nor to any subsequent withdrawal for the life of the contract.

    Copyright 2003. The Equitable Life Assurance Society of the United States
              1290 Avenue of the Americas New York, New York 10104
                                 (212) 554-1234
                       All rights reserved. Accumulator(R)
is a service mark of The Equitable Life Assurance Society of the United States.

'04 Series/In-Force (9/15 -1/5)                                         x00724